Exhibit 10.6

BRITISH AMERICAN TOBACCO

Rules of the 2007

Long Term Incentive Plan

Adopted by a resolution of the

Board of Directors of

British American Tobacco p.l.c.

on 26 February 2007 and approved by Shareholders

at the Annual General Meeting held on 26 April 2007

and amended by the Board on 11 January 2008

and amended by the Board on 22 February 2011 and

approved by Shareholders at the

Annual General Meeting held on 28 April 2011

and amended by the Board on 24 February 2014

and amended by the Board on 23 February 2015

1.	DEFINITIONS AND INTERPRETATION

(1)	In this Plan, unless the context otherwise requires:-

“the Allocation Date” means the date on which the Company granted an Award;

“Allocated Shares” means any shares which are comprised in an Award (and which have not been transferred, renounced or forfeited in accordance with the Rules of the Plan);

“Award” means a conditional option to receive shares in the Company on the terms specified in the Plan;

“the Board” means the board of directors of the Company or a committee of the Board;

“Claw-back” means the repayment of value by a Participant to the Company (or another Group Company) in accordance with the provisions of Rule 4A and Appendix 2;

“the Company” means British American Tobacco plc (registered in England and Wales No. 3407696)

“Control” has the meaning given to it by section 995 of the Income Tax Act 2007;

“Financial Year” means a financial year of the Company within the meaning of section 390 of the Companies Act 2006;

“Internal Reorganisation” any event, scheme or arrangement whereby another company (the “Acquiring Company”) obtains Control of the Company and immediately afterwards all or substantially all of the issued equity share capital of the Acquiring Company is owned directly or indirectly, in substantially the same proportions, by the persons who held the issued equity share capital of the Company immediately prior to such event, scheme or arrangement;

“the London Stock Exchange” means the London Stock Exchange plc;

“Participant” means a person who is granted an Award under the Plan including (where the context so admits) the personal representatives of a person who has died since the grant of an Award;

“Participating Company” means the Company or any Subsidiary;

“the Performance Conditions” means the conditions specified in the Schedule or such other conditions as the Remuneration Committee may have specified on the Allocation Date;

“the Performance Period” means the three consecutive Financial Years of which the first is the Financial Year in which the Allocation Date falls (or such shorter period as may be specified in Rules 4 or 5 below);

“the Plan” means The British American Tobacco 2007 Long Term Incentive Plan as herein set out but subject to any alterations made under Rule 7 below;

“Quarter Day” means 31 March, 30 June, 30 September or 31 December;

“Remuneration Committee” means the Remuneration Committee of the Board;

“Subsidiary” means a body corporate which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006;

“the Trustees” means the trustees or trustee for the time being of any employee trust established by the Company from time to time for the benefit of (inter alia) employees of Participating Companies;

“UK Listing Authority” means the Financial Services Authority as the competent authority for listing in the United Kingdom under Part VI of the Financial Services and Markets Act 2000;

“Vesting Date” means the third anniversary of the Allocation Date or, if earlier, the date on which an Award becomes exercisable pursuant to sub-rule 4(1) or 4(2); and

“Vested Shares” means Allocated Shares in respect of which the Performance Conditions have been satisfied.

(2)	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

(3)	Where the context permits, the singular includes the plural and vice versa and the masculine includes the feminine.

2.	GRANT OF AWARDS

(1)	Subject to sub-rules (2), (5), (7) and (8) below, the Board may grant an Award to any employee of a Participating Company (including an employee who is also a director) upon the terms set out in the Plan and upon such other terms as the Board may specify.

(2)	Awards may only be granted within the period of six weeks following an announcement of the Company’s results for any period or at any other time if the Board considers that there are exceptional circumstances which justify the grant of one or more Awards at that time. No Awards may be granted after more than 10 years after the date the Plan was adopted by the Company.

(3)	No payment for the grant or exercise of an Award shall be made by a Participant and accordingly any Award shall be granted by deed.

(4)	An Award granted to a Participant:

(a)	shall not, except as provided in Rule 4(2)(a) below, be capable of being transferred by him; and

(b)	shall be forfeited by him forthwith if he is adjudged bankrupt.

(5)	The number of shares which may be conditionally allocated to an employee in respect of each Performance Period shall not exceed such number as has an aggregate market value equal to 400 per cent. of his basic salary.

(6)	For the purposes of sub-rule (5) above:-

(a)	the market value of the shares shall be taken to be the closing mid market price of such shares (as derived from the London Stock Exchange Daily Official List) on either the dealing day immediately preceding the Allocation Date or the average of several dealings within 30 days preceding the Allocation Date, as determined by the Remuneration Committee; and

(b)	an employee’s basic salary shall be his basic pay (excluding bonuses and benefits in kind) expressed as an annual rate, payable to him by the Participating Companies as at the first day of the Financial Year in which the Allocation Date falls (or, where the Participant was not employed by a Participating Company on such date, as at the Allocation Date).

(7)	The Remuneration Committee shall be responsible for supervising the operation of the Plan; no Awards may be made under the Plan until they have been approved by the Remuneration Committee, and any changes to the rules of the Plan or the operation of the Performance Conditions must be approved by the Remuneration Committee.

(8)	The grant of any Award under the Plan shall be subject to the provisions of the Model Code published by the UK Listing Authority and to obtaining any approval or consent required under the provisions of the Listing Rules published by the UK Listing Authority or the City Code on Takeovers and Mergers, or of any regulation or enactment applicable to such grant.

3.	SOURCE OF SHARES

(1)	The maximum number of shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of shares which have been allocated in the previous 10 years under the Plan and under any other discretionary employees’ share scheme adopted by the Company, exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

(2)	The maximum number of shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of shares which have been allocated in the previous 10 years under the Plan and under any other employees’ share scheme adopted by the Company, exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

(3)	In determining the limits in sub-rules (1) and (2), no account shall be taken of any allocations where the right to acquire shares was released, lapsed or otherwise became incapable of vesting.

(4)	References in this Rule 3 to the “allocation” of shares shall mean:

(a)	in the case of any share option scheme:

(i)	the placing of unissued shares under option; and

(ii)	in so far as not taken into account under (i) above, any subscription for shares which are issued for the purpose of satisfying any option; and

(b)	in relation to other types of employees’ share scheme, the issue and allotment of shares,

and references to “allocated” shall be construed accordingly.

(5)	References in this Rule 3 to the issue and allotment of shares shall include the transfer of shares from treasury and the subscription of shares by the Trustees.

(6)	References in these Rules to the transfer of shares to a Participant (or, where the context requires, to the Participant’s personal representatives) shall be read to include the issue of shares to the Participant (or to his personal representatives).

(7)	The Company and its Subsidiaries may provide funds to the Trustees to enable the Trustees to purchase existing shares in the Company for the purpose of the Plan, provided that no funds may be provided to enable the Trustees to acquire shares in the Company if such acquisition would result in the Trustees holding more than 5 per cent. of the ordinary share capital of the Company in issue at that time.

4.	TRANSFER OF SHARES TO PARTICIPANTS

(1)	Subject to sub-rules (2) to (7) and Rule 5 below, an Award shall be exercisable from the third anniversary of the Allocation Date up until the day before the tenth anniversary of the Allocation Date, provided that the Board may at its absolute discretion permit a Participant to exercise an Award prior to the third anniversary of the Allocation Date if he is to be transferred to work in another country and the Board consider that it would be appropriate to allow the exercise of the Award in the light of local tax or securities laws.

(2)	If any Participant:

(a)	dies either at a time when he is a director or an employee of a Participating Company or at a time when he is entitled to exercise an Award pursuant to sub-rule (2)(b) below, then the Award shall be exercisable immediately, provided that, where the death occurs before the third anniversary of the Allocation Date, the extent to which the Award may be exercised shall be determined by reference to the operation of the Performance Conditions; and the extent to which the Performance Conditions have been satisfied shall be determined by the Board (at its absolute discretion) as at the Quarter Day before he died;

(b)	ceases to be a director or an employee of a Participating Company by reason of injury, illness, disability, redundancy (within the meaning of the Employment Rights Act 1996) or for any other reason at the discretion of the Board, then:

(1)	for all Participants other than members of the Board of Directors and the Management Board (each as constituted from time to time), an Award shall be exercisable immediately, provided that, where such cessation occurs before the third anniversary of the Allocation Date, the extent to which the Award may be exercised shall be determined by reference to the operation of the Performance Conditions; and the extent to which the Performance Conditions have been satisfied shall be determined by the Board (at its absolute discretion) as at the Quarter Day before he so ceased; provided further that, where the Award becomes exercisable within three years of the Allocation Date as a result of the Participant’s redundancy, or where the Board exercises its discretion to allow exercise, the number of Allocated Shares in respect of which the Award may be exercised shall be reduced (unless the Board determines that this is not appropriate in the circumstances) to a pro rata number on the basis of the time which has elapsed from the Allocation Date to the date of cessation of employment (rounded up to the nearest whole month) as compared to three years; and

(2)	for Participants who are, at the time of such cessation, members of the Board of Directors and the Management Board (each as constituted from time to time), an Award shall be exercisable from the third anniversary of the Allocation Date, as shall be determined by reference to the operation of the Performance Conditions; provided that, where the Participant ceases to be a director or an employee of a Participating Company by reason of the Participant’s redundancy, or where the Board exercises its discretion to allow exercise, the number of Allocated Shares in respect of which the Award may be exercised shall be reduced (unless the Board determines that this is not appropriate in the circumstances) to a pro rata number on the basis of the time which has elapsed from the Allocation Date to the date of cessation of employment (rounded up to the nearest whole month) as compared to three years.

(3)	A Participant shall not be treated for the purposes of sub-rule (2) above as ceasing to be a director or an employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before an Award has lapsed shall be treated for those purposes as not having ceased to be such a director or employee.

(4)	Subject to sub-rules (5), (6) and (7) below:

(a)	unless sub-rule (2) above applies, the Award may (and must, if at all) be exercised by the Participant giving notice in writing to the Company at any time from the date the Vested Shares are capable of being transferred up to and including the day before the tenth anniversary of the Allocation Date, and unless the Board decides otherwise, any such notice shall have effect only on receipt by the Company;

(b)	if a Participant dies, the Award may (and must, if at all) be exercised by the personal representatives of the deceased Participant giving notice in writing to the Company to the extent permitted by sub-rule (2) above during the 12 month period beginning with the date of his death, but not after the day before the tenth anniversary of the Allocation Date;

(c)	if a Participant ceases to be a director or an employee in the circumstances specified in sub-rule (2) above (other than death), the Award may (and must, if at all) be exercised by the Participant giving notice in writing to the Company to the extent permitted by those sub-rules within:

(1)	in the case of sub-rule (2)(b)(1) above, the 6 month period after the date he so ceases, but not after the day before the tenth anniversary of the Allocation Date; and

(2)	in the case of sub-rule (2)(b)(1) above, the 6 month period following the third anniversary of the Allocation Date, but not after the day before the tenth anniversary of the Allocation Date;

(d)	within 30 days after an Award has been exercised in accordance with this sub-rule (45), the Company shall procure the transfer to the Participant (or his nominee) of the number of shares in respect of which the Award has been validly exercised. For the avoidance of doubt, such person is not entitled to any dividend or other right or benefit paid or payable on a share by reference to a record date before the Participant (or his nominee) is registered as the holder of a share; and

(e)	notwithstanding any other provision of the Plan (including sub-rules (5), (6) and (7)), an Award may not be exercised after the period of ten years beginning with the Allocation Date (or such shorter period as the Board may specify on the Allocation Date).

(5)	No transfer of shares shall be made under the Plan if the Board considers that it would not be lawful or practicable in the relevant jurisdiction and in any such case the Board may (at its absolute discretion) decide that instead of receiving shares the Participant shall instead receive a cash sum equal to the value of the shares (calculated by reference to the middle market quotation of the shares on the dealing day preceding the date the Award was exercised, as derived from the London Stock Exchange Daily Official List) less such deductions as the Board may decide are reasonable or necessary on account of any tax and/or social security contributions.

(6)	In a case where any company is obliged to account for any tax and/or any social security contributions recoverable from a Participant (together, the “Tax Liability”) for which that Participant is liable by virtue of the transfer of Vested Shares, the Company shall not be obliged to procure the transfer of the shares unless it or the Participant’s employing company has received on or prior to the transfer of the Vested Shares payment from the Participant of an amount not less than the Tax Liability or unless that Participant has entered into arrangements acceptable to the Participant’s employing company to ensure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the employing company of an amount equal to the Tax Liability out of the proceeds of sale or otherwise).

(7)	The exercise of an Award and the transfer of any shares under the Plan shall be subject to the provisions of the Model Code published by the UK Listing Authority and to obtaining any approval or consent referred to in sub-rule 2(8). Where the transfer of shares pursuant to an Award is prohibited pursuant to the Model Code at any time, such transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited by the Model Code.

(8)	As soon as reasonably practicable after the end of each Performance Period, the Board will notify Participants of the extent to which the Performance Conditions have been satisfied in respect of that Performance Period and of the number of Vested Shares.

(9)	The Remuneration Committee may, at its discretion, determine that the Participant shall be paid an amount equivalent to the dividends that the Participant would have received over the period from the Allocation Date to the Vesting Date in respect of those Allocated Shares comprised in an Award (or part thereof) which becomes exercisable. No dividend equivalent amount shall be paid under this sub-rule (10) in respect of Allocated Shares comprised in the whole or any part of an Award which cannot be exercised. Any dividend equivalent amount calculated pursuant to this sub-rule (9) shall be paid in respect of the Award to which it relates on, or as soon as reasonably practicable following, the relevant Vesting Date, subject to such deductions as the Board may decide are reasonable or necessary on account of any tax and/or social security contributions.

(10)	The number of Allocated Shares comprised in an Award granted on or after 28 April 2011 may be reduced at any time prior to the Vesting Date (including with the effect that the Award may be forfeited in full) to the extent that the Remuneration Committee determines that there has been a material misrepresentation by any person in relation to the performance of the Company and/or the Participant, on the basis of which the Remuneration Committee made its determination as to the extent to which any prior Award granted to the Participant vested (the “Prior Vested Award”), and which the Remuneration Committee considers justifies such reduction. Such material misrepresentation may include (but shall not be limited to): (i) a misstatement of the financial results and/or health of the Company; (ii) an erroneous calculation in relation to the Company’s results or other performance benchmark; (iii) errors in the Company’s financial statements; or (iv) discrepancies in the financial accounts, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any Participating Company (in each case in respect of any Financial Year comprising the Performance Period relating to the Prior Vested Award).

4A.	CLAW-BACK

Claw-back events

(1)	In respect of an Award granted on or after 23 February 2015, the Remuneration Committee may at any time prior to the second anniversary of the Vesting Date of the Award determine that a Claw-back shall apply in respect of the Award if the Remuneration Committee determines that:

(a)	there has been a material misrepresentation in relation to the performance of any Participating Company, relevant business unit and/or the Participant on the basis of which the extent to which the Award vested was determined (which may include, but shall not be limited to: (i) a misstatement of the financial results and/or health of any Participating Company; (ii) an erroneous calculation in relation to any Participating Company’s results or other performance benchmark; (iii) errors in any Participating Company’s financial statements; or (iv) discrepancies in the financial accounts, and, for the avoidance of doubt, notwithstanding that such misrepresentation may not arise from fraud or reckless behaviour); or

(b)	an erroneous calculation was made in assessing the extent to which the
Award	vested,

and, in either case, the Award vested in respect of a greater number of Shares than would have been the case had there not been such a misrepresentation or had such error not been made.

(2)	In respect of an Award granted on or after 23 February 2015, the Remuneration Committee may at any time (whether before or after the Vesting Date) determine that a Claw-back shall apply in respect of the Award where the Participant is found to have committed at any time prior to the Vesting Date, including prior to grant of the Award, an act or omission which justifies, or in the opinion of the Remuneration Committee would have justified, summary dismissal or service of notice of termination of office or employment on the grounds of misconduct.

Applying Claw-back

(3)	A Claw-back shall be applied in accordance with the provisions of Appendix 2 (Operation of Claw-back).

Lapse of Awards to give effect to claw-back of other awards

(4)	By participating in the Plan, the Participant acknowledges that the Remuneration Committee may lapse any Award granted on or after 23 February 2015 to such extent as it determines to be necessary (including in full) in order to give effect to a claw-back under the terms of the Plan or any other employees’ share scheme or bonus scheme operated from time to time by any Participating Company.

No Claw-back following a Takeover

(5)	A Claw-back shall not apply at any time following any of the events described in Rule 5(1), save where such event is an Internal Reorganisation or where the determination that the Claw-back shall apply was made prior to such event.

5.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	If any person:

(a)	obtains Control of the Company as a result of making a general offer to acquire shares in the Company, or having obtained such Control makes such an offer; or

(b)	if any person becomes bound or entitled to acquire shares under sections 979 to 985 of the Companies Act 2006; or if under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement of the Company; or

(c)	if the Company passes a resolution for voluntary winding up; or

(d)	if an order is made for the compulsory winding up of the Company;

then, subject to sub-rules (2) to (6) of Rule 4, an Award may be exercised within one month of the occurrence of the relevant event specified in this sub-rule (or in the case of paragraph (a) above such longer period as the Board may specify), but to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration of that period, PROVIDED THAT unless the Remuneration Committee decides otherwise the number of Allocated Shares comprised in an Award shall be reduced to a pro rata number on the basis of the time which has elapsed from the Allocation Date to the date of the occurrence of the relevant event specified in this sub-rule (rounded up to the nearest whole month) as compared to three years, and the proportion which may then be transferred shall be determined by reference to the operation of the Performance Conditions (as determined by the Remuneration Committee at its absolute discretion) up until the occurrence of the relevant event.

(2)	For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

(3)	A Participant may, in connection with one of the events described in Rule 5(1), and by agreement with the acquiring company, release any Award which has not lapsed (“the Old Award”) in consideration of the grant to him of an Award (“the New Award”) which is determined by the Board to be equivalent to the Old Award but relates to shares in a different company (whether the company which has obtained Control of the Company itself or some other company) within the period during which an Award would be exercisable in accordance with Rule 5(1) or such longer period as the Board may specify not exceeding six months.

(4)	In the event of an Internal Reorganisation, where the Board determines that this Rule 5(4) shall apply, an existing Award shall not become exercisable in accordance with Rule 5(1) but, with the agreement of the Acquiring Company (as defined in the definition of “Internal Reorganisation”), shall be automatically released in consideration for the grant of a new Award which is determined by Board to be equivalent to the existing Award but relates to shares in a different company (whether the Acquiring Company itself or some other company).

(5)	For the purposes of Rules 5(3) and 5(4) the provisions of the Plan shall be construed as if:

(a)	the New Award is an Award granted under the Plan at the same time as the existing Award;

(b)	unless the Board determines otherwise, the references to “the Company” are to the company over whose shares the New Award is granted in accordance with Rule 5(3) or 5(4) (as applicable);

(c)	the Performance Conditions shall apply in their original form unless the Board determines that it would be appropriate for such Performance Conditions to be varied or to be waived in full or in part; and

(d)	the New Award shall not become exercisable nor lapse by virtue of the event pursuant to which it was granted.

6.	VARIATION OF CAPITAL

(1)	In the event of any increase or variation of the share capital of the Company (whenever effected), a demerger of a substantial part of the business of the group, special dividend or other similar event, the Board may adjust the number of Allocated Shares in such manner as it considers appropriate.

(2)	As soon as reasonably practicable after making any adjustment under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

6A.	VESTED SHARE ACCOUNTS

(1)	Legal title to any shares which are due to be transferred to the Participant pursuant to the Plan may (notwithstanding any other Rule) be transferred to a person (the “Vested Share Account Provider”) appointed by the Company from time to time to hold legal title to such shares on behalf of the Participant.

(2)	The Vested Share Account Provider shall receive and hold shares on behalf of the Participant in accordance with such terms and conditions as are agreed by the Company from time to time, and by participating in the Plan the Participant irrevocably agrees to those terms and conditions (which shall be available to the Participant on request to the Company).

(3)	The transfer of any shares to the Vested Share Account Provider shall satisfy any obligation of the Company under the Plan to transfer shares to the Participant (and references in the Plan to shares (or legal title thereof) having been transferred to the Participant shall be read accordingly).

7.	ALTERATIONS

(1)	Subject to sub-rules (2) and (4) below, the Board may at any time alter any of the provisions of the Plan, or the terms of any Award granted under it, in any respect.

(2)	Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above if it concerns eligibility, the limit on participation, the terms on which Awards may be exercised and the basis for their adjustment in the event of any increase or variation of the share capital of the Company, without the prior approval by ordinary resolution of the members of the Company in general meeting.

(3)	Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or potential participants or any Participating Company.

(4)	No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above in respect of existing Awards unless:

(a)	the Company shall have invited every such Participant to give an indication as to whether or not he approves the alteration, and

(b)	the alteration is approved by a majority of those Participants who have given such an indication.

(5)	As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

8.	MISCELLANEOUS

(1)	The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (whether lawfully or otherwise) insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination.

(2)	In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

(3)	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by electronic means or post, in the case of a company to its registered office (for the attention of the company secretary), and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

(4)	By participating in the Plan, a Participant consents to the holding and processing of personal data provided by the Participant to the Company for all purposes relating to the operation of the Plan, including, but not limited to administering and maintaining Participant records, providing information to the Trustees, registrars, brokers, savings carrier or other third party administrators of the Plan, providing information to future purchasers of the Company or the business in which the Participant works and transferring information about the Participant to a country or territory outside the European Economic Area.

(5)	The Plan and all Awards granted under it shall be governed by and construed in accordance with the law of England and Wales.

APPENDIX 1 - US SUB-PLAN

1	GENERAL

1.1	This US Sub-Plan shall be used for all Participants who are, or may become prior to the Vesting Date, US taxpayers. In the event that a Participant becomes a US taxpayer after the grant of an Award, such Award may be modified in a manner consistent with this Sub-Plan.

1.2	The purpose of this Sub-Plan is to ensure that Awards made under the Plan comply with the requirements of section 409A of Title 26 of the United States Code (“the Internal Revenue Code”) and should be interpreted in a manner consistent with such requirements. Notwithstanding the foregoing, this Sub-Plan should also be interpreted and applied in a manner consistent with other legal requirements under laws in relevant jurisdictions, including but not limited to applicable securities laws.

1.3	Words and phrases defined in the Plan shall bear the same meaning in this US Sub-Plan except as otherwise provided.

1.4	The rules of the Plan apply to this US Sub-Plan except as otherwise provided for below.

1.5	The Board may amend any of the provisions of this US Sub-Plan to take account of a change in US legislation, in particular in relation to section 409A of the US Internal Revenue Code.

2	GRANT OF AWARDS

2.1	The following new Rule 2(9) shall be added after Rule 2(8):

“The form of Award shall specify whether it is granted under the US Sub-Plan.”

3	TRANSFER OF SHARES TO PARTICIPANTS

3.1	The following Rule shall replace Rules 4(4)(a) to (c), and existing Rules 4(4)(d) and (e) shall be renumbered accordingly:

“(a)	subject to Rule 4(7) the Award shall be deemed to be exercised by the Participant on the Vesting Date.”

3.2	Rule 4(7) shall be replaced by the following:

“The exercise of an Award and the transfer of any shares under the Plan shall be subject to the provisions of the Model Code published by the UK Listing Authority and to obtaining any approval or consent referred to in sub-rule 2(8). Where the exercise of the Award or the transfer of shares pursuant to an Award is prohibited pursuant to the Model Code at any time, such exercise shall be deemed to take effect and the transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited by the Model Code and in any event no later than the 15 March following the calendar year in which the Vesting Date falls.”

APPENDIX 2 – OPERATION OF CLAW-BACK

Claw-back prior to the transfer of shares in respect of an Award

(1)	Where the Remuneration Committee determines (pursuant to Rule 4A(2)) that a Claw-back shall apply in respect of an Award prior to shares having been transferred to the Participant pursuant to the Award (whether before or after the Vesting Date), the Claw-back shall be applied by the Remuneration Committee reducing the number of Allocated Shares comprised in the Award by up to the number of shares determined by the Remuneration Committee to be the excess number of shares in respect of which the Award was granted and/or is outstanding (and the Award shall lapse to the extent so reduced, which may be in full).

Claw-back following the transfer of shares in respect of an Award

(2)	Where the Remuneration Committee determines (pursuant to Rule 4A(1) or 4A(2)) that a Claw-back shall apply in respect of an Award following shares having been transferred to the Participant pursuant to the Award (a “Post-Transfer Claw-back”), the Remuneration Committee shall determine:

(a)	the excess number of shares in respect of which the Award became exercisable (the “Excess Shares”); and

(b)	the aggregate market value of such Excess Shares (as determined by the Remuneration Committee) on the Vesting Date (the “Equivalent Value”).

(3)	In the case of a Post-Transfer Claw-back any cash payment made pursuant to Rule 44(9) in respect of such Award shall be subject to the Claw-back to the extent that the Remuneration Committee determines that such cash payment relates to the Excess Shares.

(4)	A Post-Transfer Claw-back may be effected in such manner as may be determined by the Remuneration Committee, and notified to the Participant, including by any one or more of the following:

(a)	by reducing the number of shares and/or amount of cash in respect of which an Outstanding Award vests or may vest (or has vested, but in respect of which no shares have yet been transferred or cash payment made), whether before or after the assessment of performance conditions in respect of such Outstanding Award, by the number of Excess Shares and/or the Equivalent Value (and such Outstanding Award shall lapse to the extent so reduced);

(b)	by setting-off against any amounts payable by any Participating Company to the Participant an amount up to the Equivalent Value (including from any bonus payment which may otherwise become payable to the Participant); and/or

(c)

by requiring the Participant to immediately transfer to the Company a number of shares equal to the Excess Shares or a cash amount equal to the Equivalent Value (which shall be an immediately payable debt due to the Company), provided that the Remuneration Committee may reduce the number of Excess Shares or the amount of the Equivalent Value subject to the Claw-back in order to take account of any Tax Liability (as defined in Rule 44(6)) which arose on the Excess Shares (howsoever delivered to the Participant).

(5)	In paragraph (4) above:

“Outstanding Award” means any other Award under the Plan, any award or option under any other employees’ share scheme operated from time to time by any Participating Company (other than any award or options granted under any arrangement which satisfies the provisions of Schedules 2 or 3, or (unless the terms of such arrangement state that shares acquired thereunder are subject to claw-back) 4 or 5 of the Income Tax (Earnings and Pensions) Act 2003), or any bonus award under any bonus scheme operated from time to time by any Participating Company, in each case which is either held by the Participant at the time of a determination that a Claw-back shall be applied or which are granted to the Participant following such a determination; and

“vests” shall include shares or cash subject to an award becoming due to be transferred or paid, and in the case of an option, the option becoming exercisable.

SCHEDULE : PERFORMANCE CONDITIONS

FOR AWARDS MADE FROM MAY 2011 ONWARDS

1.	Subject to Rules 4 and 5 of the Plan, 25% of the Allocated Shares in respect of a Performance Period may only be transferred to the extent the condition specified in paragraph 5 below is satisfied; 25% of the Allocated Shares in respect of a Performance Period may only be transferred to the extent the condition specified in paragraph 6 below is satisfied; and the remaining 50% of the Allocated Shares in respect of a Performance Period may only be transferred to the extent the condition specified in paragraph 7 below is satisfied.

2.	For the purpose of the condition in paragraph 5 below:

(a)	The Total Shareholder Return of a company over any period is a combination of its share price and dividend performance, which shall be calculated as set out in paragraph 5(a) below.

(b)	The comparator companies are the constituents of the FTSE 100 Index at the beginning of the Performance Period, excluding those companies which are not quoted on the London Stock Exchange on the last day of the relevant Performance Period.

3.	For the purposes of the condition in paragraph 6 below:

(a)	The Total Shareholder Return of a company over any period is a combination of its share price and dividend performance, which shall be calculated as set out in paragraph 5(a) below.

(b)	The comparator companies are:

Anheuser-Busch InBev	Imperial Tobacco Group plc	PepsiCo Inc
Campbell Soup Company	Japan Tobacco	Pernod Ricard
Carlsberg A/S	Johnson & Johnson	Philip Morris International
The Coca Cola Company	Kellogg	Procter & Gamble
Colgate-Palmolive	Kimberley-Clark Corp	Reckitt Benckiser plc
Groupe Danone plc	Kraft Foods	SABMiller
Diageo plc	LVMH	Sara Lee Corp
Heineken N.V.	Nestle SA	Unilever plc
HJ Heinz Company

4.	For the purpose of the condition in paragraph 7 below:

(a)	The earnings per share of the Company shall be calculated on such basis as the Remuneration Committee may determine from time to time.

(b)	The Retail Prices Index is the general index of retail prices (for all items) published by the UK Office for National Statistics or, if that index is not published for the month in question, any substituted index which is published.

5.	(a)	The Total Shareholder Return of the Company and each of the relevant comparator companies over the relevant Performance Period shall be computed by comparing the average gross return index of the relevant companies as calculated by Datastream (excluding Saturdays and Sundays) in the three months preceding the beginning of the Performance Period with the average gross return index (calculated in the same manner) in the 3 months preceding the end of the Performance Period, provided that where Datastream is unable to provide the necessary information, the Remuneration Committee may rely upon such other sources of information as it considers appropriate.

(b)	All such companies shall be ranked by the resulting Total Shareholder Return figures, with the company with the highest figure having the highest ranking, and median and upper quartile performance shall be determined on such basis as the Remuneration Committee, acting reasonably, may specify from time to time.

(c)	The percentage of the Allocated Shares to be transferred depends upon the Company’s Total Shareholder Return relative to the median and upper quartile performance specified in paragraph (b) above, as follows:

For Executive Board and Management Board members:

The Company’s Performance	% Transferable
1.Upper quartile or above	25%
2.Median	6%
3.Between upper quartile and median	Pro-rata between 25% and 6% on the basis of Total Shareholder Return performance
4.Below median	0%

For LTIP participants below Management Board level:

The Company’s Performance	% Transferable
1.Upper quartile or above	25%
2.Median	7.5%
3.Between upper quartile and median	Pro-rata between 25% and 7.5% on the basis of Total Shareholder Return performance
4.Below median	0%

(d)	notwithstanding the provisions of paragraphs (a), (b) and (c) above, but subject to Rules 4 and 5 of the Plan, no Allocated Shares may be

transferred unless, in the opinion of the Remuneration Committee, the underlying financial performance of the Company over the relevant Performance Period has been satisfactory.

6.	The performance condition in this paragraph 6 will operate on exactly the same basis as the condition in paragraph 5 above, except that the comparator companies are those set out in paragraph 3(b) above.

7.	The performance condition in this paragraph 7 operates by calculating the annualised compound growth in earnings per share for the Company in excess of the increase in the Retail Prices Index, using the earnings per share of the Company for the financial year preceding grant and for the final financial year of the Performance Period as the basis of measurement. Mathematically, it is expressed as follows:

(a)	“X”, the annualised compound growth in earnings per share for the Company in excess of the increase in the Retail Price Index shall be calculated in the following manner:

E0	=	the earnings per share of the Company in the financial year immediately preceding the financial year in which the Performance Period begins

E3	=	the earnings per share of the Company in the final financial year of the Performance Period

R0	=	the Retail Prices Index for the last month of the financial year immediately preceding the Performance Period

R3	=	the Retail Prices Index for the last month of the final financial year of the Performance Period

X = EPS Growth – RPI Growth

(b)	The percentage of the Allocated Shares to be transferred pursuant to the condition in this paragraph is shown in the following table (where X is calculated as described in paragraph 7(a) above).

For Executive Board and Management Board members:

X	% Transferable
1. 8% pa or greater	50%
2. 3% pa	8%
3. Between 3% pa and 8% pa	Pro-rata between 8% and 50%
4. Less than 3% pa	0%

For participants below Management Board level:

X	% Transferable
1. 8% pa or greater	50%
2. 3% pa	10%
3. Between 3% pa and 8% pa	Pro-rata between 10% and 50%
4. Less than 3% pa	0%

8.	The Remuneration Committee may make such adjustments to the performance conditions in this Schedule as it considers appropriate to take account of:

(a)	any increase or variation of the share capital of the Company;

(b)	any change to the accounting standards adopted by the Company;

(c)	there being no pre-tax earnings per share of the Company for any relevant financial year;

(d)	any events which impact the comparator companies for the Total Shareholder Return measure such as a merger or de-listing;

(e)	a change in the calculation of Total Shareholder Return;

(f)	the occurrence of an event specified in Rules 4 or 5 of the Plan; or

(g)	any other factors which are in the opinion of the Remuneration Committee relevant.

SCHEDULE : PERFORMANCE CONDITIONS

FOR AWARDS MADE FROM MARCH 2014 ONWARDS

1.	Subject to Rules 4 and 5 of the Plan, 25% of the Allocated Shares in respect of a Performance Period may only be transferred to the extent the condition specified in paragraph 5 below is satisfied; 25% of the Allocated Shares in respect of a Performance Period may only be transferred to the extent the condition specified in paragraph 6 below is satisfied; and the remaining 50% of the Allocated Shares in respect of a Performance Period may only be transferred to the extent the condition specified in paragraph 7 below is satisfied.

2.	For the purpose of the condition in paragraph 5 below:

(a)	The Total Shareholder Return of a company over any period is a combination of its share price and dividend performance, which shall be calculated as set out in paragraph 5(a) below.

(b)	The comparator companies are:

Anheuser-Busch InBev	Imperial Tobacco Group plc	PepsiCo Inc
Campbell Soup Company	Japan Tobacco	Pernod Ricard
Carlsberg A/S	Johnson & Johnson	Philip Morris International
The Coca Cola Company	Kellogg	Procter & Gamble
Colgate-Palmolive	Kimberley-Clark Corp	Reckitt Benckiser plc
Groupe Danone plc	LVMH	SABMiller
Diageo plc	Mondelez International	Unilever plc
Heineken N.V.	Nestle SA

3.	For the purpose of the condition in paragraph 6 below:

(a)	The Net Turnover (NTO) of the Company shall be calculated as the compound annual growth measured on a constant currency basis.

4.	For the purpose of the condition in paragraph 7 below:

(a)	The earnings per share of the Company shall be calculated on such basis as the Remuneration Committee may determine from time to time.

5.	(a)

The Total Shareholder Return of the Company and each of the relevant comparator companies over the relevant Performance Period shall be computed by comparing the average gross return index of the relevant companies as calculated by Datastream (excluding Saturdays and Sundays) in the three months preceding the beginning of the Performance Period with the average gross return index (calculated in the same manner) in the 3 months preceding the end of the Performance Period, provided that where Datastream is unable to provide the necessary information, the Remuneration Committee may rely upon such other sources of information as it considers appropriate.

(b)	All such companies shall be ranked by the resulting Total Shareholder Return figures, with the company with the highest figure having the highest ranking, and median and upper quartile performance shall be determined on such basis as the Remuneration Committee, acting reasonably, may specify from time to time.

(c)	The percentage of the Allocated Shares to be transferred depends upon the Company’s Total Shareholder Return relative to the median and upper quartile performance specified in paragraph (b) above, as follows:

The Company’s Performance	% Transferable
1.Upper quartile or above	25%
2.Median	6%
3.Between upper quartile and median	Pro-rata between 25% and 6% on the basis of Total Shareholder Return performance
4.Below median	0%

(d)	Notwithstanding the provisions of paragraphs (a), (b) and (c) above, but subject to Rules 4 and 5 of the Plan, no Allocated Shares may be transferred unless, in the opinion of the Remuneration Committee, the underlying financial performance of the Company over the relevant Performance Period has been satisfactory.

6.	(a)	The performance condition in this paragraph 6 operates by calculating the compound annual growth in the NTO of the Company, measured on a constant currency basis.

(b)	The percentage of the Allocated Shares to be transferred depends upon the Company’s NTO growth as specified in paragraph (a) above, as follows:

The Company’s performance	% Transferable
1. 5% pa or greater	25%
2. 2% pa	6%
3. Between 2% pa and 5% pa	Pro-rata between 6% and 25%
4. Less than 2% pa	0%

(c)	Notwithstanding the provisions of paragraphs (a) and (b) above, the Remuneration Committee has the discretion to determine that no vesting will occur for NTO unless the three year constant currency compound annual growth rate of underlying operating profit exceeds the compound annual growth rate of the threshold performance level for underlying operating profit, as defined annually in the IEIS, as approved by the Board.

Compound annual growth is calculated as follows:

NTO[0]	=	the NTO in the financial year immediately preceding the financial year in which the Performance Period begins
NTO[3]	=	the NTO in the final financial year of the Performance Period

7.	(a)	The performance condition in this paragraph 7 operates by calculating the compound annual growth in adjusted diluted earnings per share for the Company (measured at current exchange rate).

(b)	The percentage of the Allocated Shares to be transferred depends upon the Company’s adjusted diluted earnings per share growth as specified in paragraph (a) above, as follows:

X		% Transferable
1.	10% pa or greater	50%
2.	5% pa	8%
3.	Between 5% pa and 10% pa	Pro-rata between 8% and 50%
4.	Less than 5% pa	0%

Compound annual growth is calculated as follows:

E0	=	the earnings per share of the Company in the financial year immediately preceding the financial year in which the Performance Period begins

E3	=	the earnings per share of the Company in the final financial year of the Performance Period

8.	The Remuneration Committee may make such adjustments to the performance conditions in this Schedule as it considers appropriate to take account of:

(a)	any increase or variation of the share capital of the Company;

(b)	any change to the accounting standards adopted by the Company;

(c)	there being no pre-tax earnings per share of the Company for any relevant financial year;

(d)	any events which impact the comparator companies for the Total Shareholder Return measure such as a merger or de-listing;

(e)	a change in the calculation of Total Shareholder Return;

(f)	the occurrence of an event specified in Rules 4 or 5 of the Plan; or

(g)	any other factors which are in the opinion of the Remuneration Committee relevant.

9.	(a)

After the conditions in paragraph 5, 6 and 7 have been assessed, the Remuneration Committee may make such adjustment to the percentage of Allocated Shares that are to be transferred pursuant to one or more of such conditions as it considers appropriate to take account of any factors which are in the opinion of the Remuneration Committee relevant.

(b)	An adjustment pursuant to this paragraph 9 may be either positive (but, for the avoidance of doubt, not so that the adjusted percentage of Allocated Shares to be transferred pursuant to any condition exceeds the maximum percentage of Allocated Shares that may be transferred pursuant to that condition, as set out in paragraph 1) or negative (including reducing the percentage of Allocated Shares to be transferred to nil). For the avoidance of doubt, where the Remuneration Committee makes any adjustment pursuant to this paragraph 9 the percentage of Allocated Shares to be transferred pursuant to any condition shall be the percentage as adjusted by the Remuneration Committee notwithstanding the outcome of that condition as set out in paragraph 5, 6 and/or 7 (as applicable).